UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2022

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Seneca Street, Suite 507, Buffalo, New York (Address of Principal Executive Office)	14204 (Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.00001 par value per share	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02(d):	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 17, 2022, the Board of Directors (the “Board”) of 22nd Century Group, Inc. (the “Company”) expanded the number of directors to seven members and appointed James A. Mish, the Company’s Chief Executive Officer, to be a director on the Board, effective immediately. Mr. Mish was appointed as a Class II director.

Mr. Mish has served as the Company’s Chief Executive Officer since June 2020. Trained as a chemist, Mr. Mish brings a detailed understanding of molecular, organic and formulation sciences to the board – particularly in botanical products and consumer product innovation. He also brings deep experience navigating the regulatory matters related to product approvals and clinical trials, particularly with the U.S. Food and Drug Administration (FDA), European Medicines Agency (EMA) and European Food Safety Authority (EFSA).

Prior to joining 22nd Century, Mr. Mish led the private equity carve out of Noramco from Johnson & Johnson/Janssen Pharmaceuticals and the subsequent spinoff of Purisys from Noramco. Mr. Mish served as President and Chief Executive Officer of Purisys, leading its pharmaceutically derived cannabinoid API, ingredients and solutions business, including full-scale commercial production of cannabinoid APIs for various market segments, including pharmaceuticals, medical OTC and consumer packaged goods.

Mr. Mish began his career at multi-national pharmaceutical firm Pfizer in research and development, before holding positions of increasing responsibility at several companies including as President of Ashland Specialty Ingredients - Consumer Specialties, a major division of Ashland Corporation, a premier, global specialty materials company. While at Ashland, he led operations for a wide range of consumer and industrial markets, managing both primary and contract manufacturing operations for Ashland’s personal care, food, beverage & nutrition, and pharmaceutical segments globally. Mr. Mish has also served in senior management roles at multi-national chemical and industrial ingredients firms. In these roles, Mr. Mish was responsible for driving global manufacturing operations to annual revenues in excess of $1 billion.

Information regarding Mr. Mish’s employment agreement and compensation are set forth in the Company’s annual meeting proxy statement filed with the Securities and Exchange Commission on April 5, 2021. There are no family relationships between Mr. Mish and any director or other executive officer of the Company nor are there any transactions between Mr. Mish or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction. Further, there is no arrangement or understanding between Mr. Mish and any other persons or entities pursuant to which Mr. Mish was appointed as a director of the Company.

Item 7.01	Regulation FD Disclosure.

On January 21, 2022, the Company issued a press release regarding Mr. Mish being appointed as a director to the Board, which press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 (d).	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated January 21, 2022.

104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Richard Fitzgerald
Date: January 21, 2022	Richard Fitzgerald
Chief Financial officer